Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned directors of Valmont Industries, Inc., a Delaware corporation, hereby constitutes and appoints each of Stephen G. Kaniewski and Avner Applbaum as his or her true and lawful attorney-in-fact and agent, with full power to act for said director in his or her name, place and stead in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorney and agent may deem necessary or desirable to enable Valmont Industries, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration on Form S-8 under said Act of 2,000,000 shares of common stock of this corporation issuable under the Valmont 2022 Stock Plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of Valmont Industries, Inc. and the name of the undersigned director to the registration statement, any amendments (including post-effective amendments) thereto, and to any instruments and documents filed as part of or in connection with said registration statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto signed this power of attorney this 26th day of April, 2022.

/s/ MOGENS C. BAY	/s/ JAMES B. MILLIKEN
Mogens C. Bay	James B. Milliken

/s/ K.R. (KAJ) DEN DAAS	/s/ DANIEL P. NEARY
K.R. (Kaj) den Daas	Daniel P. Neary

/s/ RITU FAVRE	/s/ CATHERINE JAMES PAGLIA
Ritu Favre	Catherine James Paglia

/s/ THEO W. FREYE	/s/ CLARK T. RANDT
Theo W. Freye	Clark T. Randt

/s/ STEPHEN G. KANIEWSKI	/s/ JOAN ROBINSON-BERRY
Stephen G. Kaniewski	Joan Robinson-Berry

/s/ RICHARD A. LANOHA
Richard A. Lanoha